UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

☐	Definitive Information Statement

SFH 1 ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the number, or the Form or Schedule  and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SFH 1 ACQUISITION CORP.
17395 North Bay Road, Suite 102
Sunny Isles, FL 33160

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL OF OUR COMMON STOCKHOLDERS:

The purpose of this letter is to inform you that our stockholders holding a majority of the voting rights of our common stock executed written consents in lieu of a special meeting authorizing our board of directors to take all steps necessary to effect an amendment to our articles of incorporation whereby they have agreed to the following measures:

1.    Change our name to: Intercare Pharmaceutical Holdings, Corp.
2.    Increase the number of our authorized shares of common stock to 300 million shares of common stock $.0001 par value.

Our board of directors previously approved these actions and supports the actions of the majority shareholders. .

The accompanying Information Statement, which describes the amendments to our articles of incorporation in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder. The consents that we have received constitute the only stockholder approval required for the amendment of our articles of incorporation under the Delaware Corporation Law and our existing articles of incorporation and bylaws.  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, we will not implement these amendments to our articles of incorporation until at least 20 calendar days after the mailing of the Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

This letter is the notice required by Section 228(e) of the Delaware General Corporation Law. We will first mail the Information Statement to stockholders on or about [__________], 2008.

The accompanying Information Statement is for information purposes only. Please read it carefully.

[__________], 2007	By Order of the Board of Directors /s/ Armen Karapetyan Armen Karapetyan, president

SFH 1 ACQUISITION CORP.

INFORMATION STATEMENT

[_______], 2008

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being mailed on or about [______], 2008 to the stockholders of record of SFH 1 Acquisition Corp. ("us," "our," "we," or the "Company") at the close of business on _________________ , 2008, which date we refer to in this information statement as the record date. This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our stockholders of corporate action by stockholders without a meeting, as required by Section 228 of the Delaware Corporation Law.

This information statement is being furnished to inform you that holders of shares representing a majority of the voting power of shares of our common stock, par value $.0001 per share, have executed written consents in lieu of a special meeting authorizing our board of directors to take all steps necessary to effect a change in our name to Intercare Pharmaceutical Holdings Corp. and to increase the total number of authorized shares of capital stock. We will increase the total number of authorized shares of capital stock to 320 million shares. We will increase the total number of shares of common stock which we are authorized to issue from 100 million shares, $.0001 par value to 300 million shares of common stock, $.0001 par value. We are currently authorized to issue 20 million shares of preferred stock, $.0001 par value. None of these shares are issued or outstanding and there will be no change to the total number of authorized shares of our preferred stock. Our board of directors previously approved the proposed amendments. We will file a certificate of amendment to our certificate of incorporation, substantially the same as attached in Exhibit A, with the Delaware Secretary of State.

We will bear the expenses relating to this information statement, including expenses in connection with its preparation and mailing, and all documents that now accompany or may in the future supplement it. We will forward this information statement to the beneficial owners of our common stock held of record by our shareholders and we will reimburse them for their reasonable expenses incurred in this process.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders at such address. We will undertake to deliver promptly upon written or oral request a separate copy of this information statement to a stockholder at a shared address to which a single copy of this information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices (address below), stating your name, your shared address, and the address to which we should direct the additional copy or by calling our principal executive offices (number below).  If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

SFH 1 Acquisition Corp.
17395 North Bay Road, Suite 102
Sunny Isles, FL 33160

(786)629-0334

FORWARD-LOOKING STATEMENTS

This information statement may contain certain forward-looking statements.  Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words.  Such statements are based on our management's current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than historical facts contained or incorporated by reference in this information statement, regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management's current plans and objectives are forward-looking statements.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this information statement, or, in the case of forward-looking statements in documents incorporated by reference, as of the date of the date of the filing of the document that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

TABLE OF CONTENTS

VOTING SECURITIES	1
DISSENTERS' RIGHT OF APPRAISAL	1
INFORMATION ABOUT AMENDMENT TO CERTIFICATE OF INCORPORATION	1
BOARD OF DIRECTORS' RECOMMENDATION	4
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
WHERE YOU CAN FIND MORE INFORMATION	6
INCORPORATION OF INFORMATION	6

VOTING SECURITIES

As of the close of business on the record date, we had 100,000,000 shares of common stock authorized, of which ten million shares were outstanding.  We require the approval of the holders of our common stock owning a majority of the issued and outstanding common stock. None of our authorized preferred shares have been issued or are outstanding.

Under Delaware law and our certificate of incorporation and bylaws, we are entitled to obtain stockholder approval by written consent. Because holders representing a majority of the voting power of our common stock signed written consents in favor of the amendment to our certificate of incorporation which will permit us to change our name and increase the number of authorized shares of our common stock, our board of directors is authorized to take all steps necessary to effect the filing of the certificate of amendment with the Delaware Secretary of State.

DISSENTERS' RIGHT OF APPRAISAL

Under Delaware law and our certificate of incorporation and bylaws, no stockholder has any right to dissent to the proposed amendment to our certificate of incorporation and no stockholder is entitled to appraisal of or payment for their shares of stock.

INFORMATION ABOUT THE AMENMDENT TO OUR CERTIFICATE OF INCORPORATION

Reasons for the Name Change

When we wee incorporated, our objective was to look for potential acquisition candidates that would be interested in being acquired and obtain the benefits of becoming a reporting company with the Securities and Exchange Commission. In furtherance thereof, we have entered into proposed agreements with two pharmaceutical companies. Closing of these transactions will be subject to satisfaction of certain conditions precedent including delivery of audited financial statements. While we cannot be certain that we will close these transactions, we believe that our focus will be the pharmaceutical industry.

In furtherance thereof, we have decided to change our name to Intercare Pharmaceutical Holdings, Corp. Our Board of Directors believe that this name change better reflects the new direction of our Company

Reasons for Increasing the Number of Authorized Shares of Common Stock .

If we are successful in acquiring the targeted pharmaceutical companies, we will be required to issue a significant number of shares of common stock. While there will remain authorized but unissued shares, without the ability to issue additional shares of our common stock for possible acquisitions, we may be restricted by a cap in the total number of authorized shares of common stock available for issuance.

In addition, the growth and operations of these companies will likely require significant capital infusion. We anticipate securing these funds from the sale of our common stock. With a limited number of shares of our common stock available for future issuance, our capital raising activities will be limited.

Procedure for Amending our Certificate of Incorporation; Effective Date

The authority to amend our certificate of incorporation will become effective 20 calendar days after the mailing of this information statement to our stockholders. We will first mail this information statement to stockholders on or about [______________], 2008.  Following such 20-day period, our board of directors will be authorized to file a certificate of amendment to our certificate of incorporation, substantially the same as attached in Exhibit A , with the Delaware Secretary of State.  The name change and increase in the number of authorized shares of common stock will become effective on the date of filing of such certificate of amendment to our certificate of incorporation.

Effect on Authorized and Outstanding Shares

Upon the filing of the certificate of amendment to our certificate of incorporation, there will be no change in the rights and preferences of shares of our common stock before and after the name change and increase in the number of authorized shares.  We do not anticipate that our financial condition, the percentage of our stock owned by management, the number of our stockholders, or any aspect of our current business would materially change as a result of the filing of our certificate of amendment.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, or the Exchange Act, and as a result we are subject to periodic reporting and other requirements. The proposed amendment to our certificate of incorporation will not affect the registration of our common stock under the Exchange Act.

Exchange of Certificates

The name change and increase in authorized shares will become effective upon the filing of the certificate of amendment with the Delaware Secretary of State. No additional action on the part of any stockholder will be required. Stockholders holding shares in certificate form will not be required to exchange their certificates representing shares of common stock held before the name change. Please do not send us your stock certificates.  The Company serves as its own transfer agent and each share certificate currently outstanding will continue to be honored by the Company.

Certain Factors Associated with the Increase in the Number of Authorized Shares

Set forth below are certain potential factors associated with increasing the number of authorized shares.

•  Effect on Liquidity.  Although there is no current market for our common stock, the increased authorized shares may adversely affect the future liquidity of our common stock.

•  Effect on Market Price.  There is no market for our common stock. However, with an increased number of authorized shares, and the potential for the issuance of these shares, if a market were to develop for our common stock, the market price would likely not be as favorable with the possibility for the issuance of additional shares of common stock. The market price and/or value of our common stock may also change as a result of other unrelated factors, including our operating performance and other factors related to our business, as well as general market conditions.

•  Potential Dilution.  Although the proposed amendments to our certificate of incorporation will not affect the rights of stockholders or any stockholder's proportionate equity interest in our company, the number of authorized shares of common stock will be increased.  This will increase significantly the ability of our board of directors to issue authorized and unissued shares without further stockholder action. The issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock.

•  Potential Anti-Takeover Effect.  The increase of un-issued authorized shares, under certain circumstances, could have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of our company with another company).

Federal Income Tax Consequences

We do not believe that there will be any tax consequences to our current shareholders as a result of filing the certificate of amendment. Similarly, there will be no tax consequences upon receipt of a new certificate representing the new share certificate(s) and the concurrent cancellation of the old certificate(s).

Change in Control

There will be no change in control as a result of the filing of our certificate of amendment.

BOARD OF DIRECTORS RECOMMENDATION

On December 14, 2007, our board of directors approved the proposed amendments to our certificate of incorporation. Our board of directors believes amending our certificate of incorporation is in the best interests of our company and our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of December 14, 2007 with respect to (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) all persons which we, pursuant to filings with the SEC and our stock transfer record by each person or group, know to own more than 5% of the outstanding shares of our common stock.

	No of Shares	Percentage of
Name	Beneficially Owned(1)	Class

Armen Karapetyan	2,500,000	25%

Joseph Rached	2,500,000	25%

All officers and directors
As a group (1)	2,500,000	25%

(1)
For purposes of this table beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have beneficial ownership of any common stock that such person or group has the right to acquire within 60 days after November 19, 2007.  For purposes of computing the percentage of outstanding common stock held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after November 19, 2007 are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group.  As of November 19, 2007, we had 69,906,675 shares of common stock issued and outstanding.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents, and other information with the SEC relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

INCORPORATION OF INFORMATION

We incorporate by reference into this information statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our Form 10SB filed with the SEC on May 11, 2007  You may request a copy of this filing or any of our other filings at no cost, by writing or telephoning us at the following address:

SFH 1 ACQUISITION CORP.
17395 North Bay Road, Suite 102
Sunny Isles, FL 33160
(786)629-0334

CERTIFICATE OF INCORPORATION
TO
CERTIFICATE OF INCORPORATION

OF

SFH I ACQUISITION CORP.

The undersigned president of the Company, being duly authorized by the Board of Directors and the shareholders hereby certify that:

Paragraph 1 of our Certificate of Incorporation is hereby amended to read as follows:

1. The name of the corporation is: Intercare Pharmaceutical Holdings, Corp. (the “Corporation”).

Paragraph 5 of our Certificate of Incorporation is hereby amended to read as follows:

5. The total number of shares of capital stock which the Corporation shall have authority to issue is: three hundred and twenty million (320,000,000). These shares shall be divided into two classes with 300,000,000 shares designated as common stock at $.0001 par value (the “Common Stock”) and 20,000,000 shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

The foregoing amendment was authorized and adopted by resolution of the Board of Directors and the shareholders evidencing in excess of a majority of the total issued and outstanding capital stock entitled to vote. The number of votes cast by the shareholders was sufficient for approval,

IN WITNESS WHEREOF, the undersigned, being the president of the Corporation and being duly authorized has executed, signed and acknowledged this certificate of amendment to the certificate of incorporation this ____ day of _______ , 2008.

/s/ Armen Karapetyan
Armen Karapetyan, president